Exhibit 99.3

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/09/01 Amended 01/01/11

Name of entity	Life360, Inc.

ARBN	629 412 942

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Alexander (Alex) Haro

Date of last notice	15 June 2023

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	N/A

Nature of indirect interest	N/A
(including registered holder)
Note: Provide details of the circumstances giving rise to the relevant interest.

Date of change	N/A

No. of securities held prior to change	N/A

Class	N/A

Number acquired	N/A

Number disposed	N/A

Value/Consideration	N/A
Note: If consideration is non-cash, provide details and estimated valuation

+ See chapter 19 for defined terms.

01/01/2011 Appendix 3Y Page 1

Appendix 3Y

Change of Director’s Interest Notice

No. of securities held after change	N/A

Nature of change	N/A
Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	Repayment of A$5.5 million personal loan facility (Existing Loan), by utilising proceeds from a new US$12 million limited recourse loan facility (New Loan).

Nature of interest	2,126,236 Shares (Pledged Shares) (equivalent to 6,378,708 CDIs) pledged as security for the New Loan.

Alex Haro will retain legal title to the Pledged Shares.

Unless earlier repaid, on the New Loan maturity date Alex Haro is required to repay the New Loan in cash.

Name of registered holder (if issued securities)	N/A

Date of change	29 June 2023

No. and class of securities to which interest related prior to change	N/A
Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired	N/A

Interest disposed	Up to 2,126,236 Shares (equivalent to 6,378,708 CDIs).

Value/Consideration	N/A
Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	N/A

+ See chapter 19 for defined terms.

Appendix 3Y Page 2	01/01/2011

Appendix 3Y

Change of Director’s Interest Notice

Part 3 – +Closed period

Were the interests in the securities or contracts detailed above traded during a + closed period where prior written clearance was required?	No

If so, was prior written clearance provided to allow the trade to proceed during this period?	N/A

If prior written clearance was provided, on what date was this provided?	N/A

+ See chapter 19 for defined terms.

01/01/2011 Appendix 3Y Page 3